Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

News Media

Investor Relations

	Paul Fitzhenry	Ed Arditte
	609-720-4261	609-720-4621
	pfitzhenry@tyco.com	Karen Chin
609-720-4398

Tyco International Announces Expiration of Exchange Offer and Consent

Solicitations Related to Bondholder Litigation Settlement

PEMBROKE, Bermuda – June 2, 2008 – Tyco International Ltd. (NYSE: TYC, BSX: TYC) (the “Company”) today announced the expiration, as of  5:00 p.m. New York time, on June 2, 2008, of the previously announced consent solicitation and exchange offer of each series of notes issued under the Company’s 1998 and 2003 indentures.  The Company accepted all consents and notes validly tendered and not validly withdrawn in the consent solicitations and exchange offer.

As a result of having previously received the requisite consents, and based on the waiver of any alleged defaults or events of default that may have arisen prior to April 11, 2008, the Company has taken the necessary steps to dismiss the proceeding entitled The Bank of New York v. Tyco International Group S.A. pending in the United States District Court for the Southern District of New York.  On April 30, 2008, the court entered an order dismissing that action with prejudice.

The Company expects to complete the consent solicitations and exchange offers, and on June 3, 2008, to pay the applicable consent fees and to issue new 7.0% notes due 2019 in exchange for old 7.0% notes due 2028 and new 6.875% notes due 2021 in exchange for old 6.875% notes due 2029.

Consent Solicitation and Exchange Offer Results as of 5:00 p.m. New York time, June 2, 2008:

	Consents Received	Notes Tendered for Exchange
7.0% notes due 2028	99%	96%
6.875% notes due 2029	98%	97%
6.0% notes due 2013	98%	Not Applicable
6.375% notes due 2011	98%	Not Applicable
6.75% notes due 2011	97%	Not Applicable
6.125% notes due 2009	95%	Not Applicable
6.125% notes due 2008	89%	Not Applicable

This press release is neither an offer to sell or a solicitation of an offer to buy any exchange notes nor shall there be any sale of such notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.  Any offer of the exchange notes is made only by means of a private offering memorandum. The exchange notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ABOUT TYCO INTERNATIONAL

Tyco International (NYSE: TYC) is a diversified, global company that provides vital products and services to customers in more than 60 countries. Tyco is a leading provider of security products and services, fire protection and detection products and services, valves and controls, and other industrial products. Tyco had 2007 revenues of more than $18 billion and has 118,000 employees worldwide. More information on Tyco can be found at www.tyco.com.

FORWARD-LOOKING INFORMATION

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, competitive and/or regulatory factors affecting Tyco’s businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended September 28, 2007 and Tyco’s Quarterly Report on Form 10-Q for the period ended March 28, 2008.

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